UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HILL INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Hill International, Inc.
One Commerce Square

2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103

SUPPLEMENT DATED MAY 22, 2015 TO

PROXY STATEMENT DATED APRIL 30, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

HILL INTERNATIONAL, INC.

TO BE HELD ON JUNE 9, 2015

On or about April 30, 2015, Hill International, Inc. (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) to be held at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania on Tuesday, June 9, 2015, at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof.  This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. This Supplement is first being furnished or otherwise made available to shareholders on or about May 22, 2015. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

INFORMATION REGARDING REQUIREMENTS UNDER OUR BYLAWS FOR STOCKHOLDERS TO PRESENT PROPOSALS AND NOMINATE DIRECTORS AT AN ANNUAL MEETING

Our Amended and Restated Bylaws (the “Bylaws”) require that notice (“Notice”) of a stockholder proposal or director nomination which is to be presented directly at the annual meeting of our stockholders and not included in the Company’s proxy materials must be received by the Company 60 to 90 days in advance of the date of the annual meeting of stockholders.  Additionally, our Bylaws require certain information to be provided in a Notice; in the case of director nominations, a stockholder is required to provide certain information on a proposed nominee’s background, contact information and information related to the proposed nominee’s beneficial ownership of our common stock.  As announced in our proxy statement last year which was filed with the Commission on April 30, 2014, the date of the 2015 Annual Meeting was expected to be on or about June 10, 2015 and, accordingly, Notices were required to be received by the Company between March 12, 2015 and April 11, 2015.

INFORMATION REGARDING INTENTION OF STOCKHOLDER TO PRESENT PROPOSALS AND NOMINATE DIRECTORS AT ANNUAL MEETING

On April 14, 2015, we received a letter from Opportunity Partners, L.P. (“OP”), a stockholder of record of 100 shares of our common stock, whereby OP stated that it was providing notice to the Company of its intent to make a stockholder proposal and nominate two directors at our next annual meeting.  The April 14 letter did not provide the requisite information on the proposed nominee’s background, contact information or information related to the proposed nominee’s beneficial ownership of our common stock.  As stated above, Notices were required to be received by the Company between March 12, 2015 and April 11, 2015.  As the April 14 letter was not compliant with our Bylaws as to timeliness or providing required information, the Company rejected the letter as well as the purported notice of the stockholder proposal and director nominations therein.

The Company met with OP’s representatives, Phillip Goldstein and Andrew Dakos, on April 30, 2015.

Also, on April 30, 2015, the Company filed its definitive proxy statement and proxy card (the “Proxy Materials”).

Following the filing of the Proxy Materials, Mr. Goldstein contacted the Company inquiring as to why there was no mention of OP’s stockholder proposal or director nominations in the Proxy Materials.  On May 5, 2015, the Company responded, indicating that the Company considered OP’s April 14 letter to be non-compliant with our Bylaws.

On May 7, 2015, we received a new letter from OP which (i) stated that the May 7 letter superseded OP’s April 14 letter, (ii) purported to notify the Company of OP’s intent to present two new proposals at our annual meeting of stockholders and (iii) purported to notify the Company of OP’s intent to nominate two directors at our annual meeting of stockholders.

On May 11, 2015, we responded to the May 7 letter, providing a detailed explanation of the defects of both OP’s April 14 and May 7 letters under our Bylaws and noting that they were thus rejected.  Our response specified the lack of timeliness of both letters as well as the failure of the April 14 letter to provide the requisite information regarding the proposed nominees under our Bylaws.

On May 14, 2015, OP filed suit in the State of Delaware’s Court of Chancery seeking, among other things, to enjoin us and our Board from interfering with OP’s presentation of its proposals and director nominees included in its May 7 letter at the 2015 Annual Meeting.  Hill believes the suit is without merit and intends to defend the suit vigorously.  Should OP prevail in this litigation, we may be enjoined from preventing OP from presenting the proposals and director nominees included in its May 7 letter at the 2015 Annual Meeting.  Further, OP has requested that the Court order a delay of the 2015 Annual Meeting, which, if granted, will require us to delay the meeting.  As we have not and do not recognize the validity of such proposals and director nominations, the Company has not solicited in opposition to such matters.  Accordingly, regardless of any action of the Court with respect to the timing of the 2015 Annual Meeting, if we are required to allow OP to present its proposals and director nominations, we may delay our 2015 Annual Meeting in order for us to have the opportunity to solicit in opposition to such matters.

On May 15, 2015, Bulldog Investors, LLC (“Bulldog”) filed a preliminary proxy statement with the Commission, including a proxy card (“Bulldog Proxy Materials”).  The Bulldog Proxy Materials solicit proxies in favor of OP’s director nominees and OP’s stockholder proposals and against the Company’s re-approval of our 2010 Senior Executive Bonus Plan (the “Plan”).  Should the Plan not be re-approved, the Plan will remain in existence but we will not be able to deduct portions of compensation granted under the Plan from our federal taxable income — thereby increasing our federal tax liability.

On May 22, 2015, we filed our response in opposition to OP’s suit in the Court of Chancery.  The Court of Chancery has set a hearing date of June 5, 2015 for oral argument on this matter.  The Court’s decision is expected on or before June 9, 2015, the date of our Annual Meeting.

HOW PROXIES GRANTED TO BULLDOG WILL BE VOTED

If OP is not allowed to present its stockholder proposals or director nominees at our annual meeting on June 9, 2015, please be advised that, if you grant proxy authority to Bulldog, the shares represented by such proxy will only be eligible to be counted on the proposal to re-approve the Plan and will not be counted on any other proposal.

YOUR VOTE IS IMPORTANT!

Because time is short, we encourage you to sign, date and return the WHITE proxy card TODAY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2015

The Proxy Statement, this Supplement and our 2014 Annual Report to stockholders are available at www.hillintl.com, in the “Investor Relations” section.